EXHIBIT 4.2
EXECUTION VERSION
PLEDGE AGREEMENT
This PLEDGE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), dated as of September 13, 2017, among the Persons listed on the signature pages hereof as "Grantors" and those additional entities that hereafter become parties hereto by executing the form of Joinder attached hereto as Annex 1 (each, a "Grantor" and collectively, the "Grantors"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, "Agent").
W I T N E S S E T H:
WHEREAS, Kronos International, Inc., a Delaware corporation (the "Issuer"), the Guarantors party thereto, and Deutsche Bank Trust Company Americas, as Trustee (in such capacity together with any successor, the "Trustee") and as Agent, have entered into that certain Indenture, dated as of the date hereof (as amended, modified, restated and/or supplemented from time to time, the "Indenture"), on behalf of the Holders of the Notes (as defined below);
WHEREAS, pursuant to the Indenture, the Issuer has issued, €400,000,000 aggregate principal amount of its 3.750% Senior Secured Notes due 2025 (together with any Additional Notes issued pursuant to the Indenture, the "Notes") upon the terms and subject to the conditions set forth therein;
WHEREAS, from time to time after the date hereof, the Issuer may, subject to the terms and conditions of the Indenture and the other Notes Documents, incur Permitted Additional Notes Priority Debt, that the Issuer desires to secure by the Notes Collateral on a pari passu basis with the Notes;
WHEREAS, Deutsche Trustee Company Limited has been appointed to serve as Agent under the Indenture and, in such capacity, to enter into this Agreement;
WHEREAS, each Grantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the Notes and each is, therefore, willing to enter into this Agreement; and
WHEREAS, this Agreement is made by the Grantors in favor of the Agent for the benefit of the Secured Parties to secure the payment and performance in full when due of the Secured Obligations;
NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Construction.
(a) All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Indenture.  Any terms (whether capitalized or lower case) used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein or in the Indenture; provided that to the extent that the UCC is used to define any term used herein and if such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.  In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:
(i)
"Additional Notes Priority Agent" shall mean the Person appointed to act as trustee, agent or representative, and designated by the Issuer as an "Additional Notes Priority Agent" in an Additional Notes Priority Joinder Agreement, for the Additional Secured Parties.

(ii)
"Additional Notes Priority Agreement" shall mean the indenture, credit agreement or other agreement under which any Additional Obligations is incurred and any notes or other instruments representing such Additional Obligations.

(iii)	"Additional Notes Priority Debt Documents" shall mean each Additional Notes Priority Agreement and any document or instrument executed and delivered with respect to any Additional Obligations.
(iv)	"Additional Notes Priority Joinder Agreement" shall mean an agreement substantially in the form of Annex 2 hereto.
(v)	"Additional Obligations" shall have the meaning provided in Section 29.
(vi)	"Additional Secured Parties" shall mean the holders from time to time of Additional Obligations.
(i)	"Agent" has the meaning specified therefor in the preamble to this Agreement.
(ii)	"Agreement" has the meaning specified therefor in the preamble to this Agreement.
(iii)
"Books" means books and records (including each Grantor's Records indicating, summarizing, or evidencing such Grantor's Notes Collateral, and each Grantor's Records relating to such Grantor's Notes Collateral).

(iv)
"Distributions" means, collectively, with respect to each Grantor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Pledged Securities.

(v)	"Event of Default" shall mean an "Event of Default" under and as defined in the Indenture or any Additional Notes Priority Agreement.
(vi)	"Grantor" and "Grantors" have the respective meanings specified therefor in the preamble to this Agreement.
(vii)	"Guarantor" means each Grantor other than the Issuer.
(viii)	"Indemnitee" shall have the meaning set forth in Section 20 hereof.
(ix)	"Indenture" has the meaning specified therefor in the recitals to this Agreement.
(x)	"Issuer" has the meaning specified therefor in the recitals to this Agreement.
(xi)	"Joinder" means each Joinder to this Agreement executed and delivered by Agent and each of the other parties listed on the signature pages thereto, in substantially the form of Annex 1.
(xii) "Material Adverse Effect" means, with respect to a Grantor, (a) a material adverse effect on the properties, business, operations or condition (financial or otherwise) of such Persons, taken as a whole, (b) a material impairment of the ability of any such Person to perform its obligations under the Security Documents to which it is a party, (c) a material impairment of the rights and remedies of the Agent or any Secured Party under any Security Document or (d) a material impairment of the legality, validity, binding effect or enforceability against any Grantor of any Security Document to which it is a party.

(xiii)	"Notes" shall have the meaning set forth in the recitals hereto.
(xiv)	"Notes Collateral" has the meaning specified therefor in Section 3.
(xv)	"Notes Documents" means the Notes, the Indenture and the Security Documents.
(xvi)
"Organizational Documents" means, with respect to any person, (i) in the case of any corporation, the certificate or articles of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person, (v) in any other case, the functional equivalent of the foregoing and (vi) any shareholder, voting trust or similar agreement between or among any holder of Capital Stock of such person.

(xvii)	"Permitted Liens" shall mean "Permitted Lien" under and as defined in the Indenture that are not prohibited by any Additional Notes Priority Agreement.

(xviii) "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

(xix)	"Pledge Amendment" has the meaning specified therefor in Section 9(a).
(xx)
"Pledged Securities" means, collectively, (i) 100% of issued and outstanding Capital Stock of each existing and future Domestic Subsidiary that is directly owned by any Grantor and (ii) 65% of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2) or any successor regulation thereto) and 100% of all other issued and outstanding Capital Stock, in each case, of (x) each CFC Holding Company that is directly owned by any Grantor and (y) each Foreign Subsidiary that is directly owned by any Grantor.

(xxi)	"Proceeds" has the meaning specified therefor in Section 3(c).
(xxii)	"Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.
(xxiii)	"Secured Obligations" shall have the meaning set forth in Section 2 hereof.
(xxiv)	"Secured Parties" means, collectively, the Holders of the Notes, the Trustee and the Agent, as well each Additional Notes Priority Agent and each Additional Secured Party.
(xxv)	"Securities Collateral" means, collectively, the Pledged Securities and the Distributions.
(xxvi)	"Security Interest" has the meaning specified therefor in Section 3.
(xxvii)
"UCC" means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent's Security Interest on any Notes Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(xxviii)	"URL" means "uniform resource locator," an internet web address.
(b) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or."  The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein or in the Indenture).  The words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties.  Any reference herein to any Person shall be construed to include such Person's successors and assigns.  Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

(c) All of the schedules and annexes attached to this Agreement shall be deemed incorporated herein by reference.
2. Security for Obligations.  This Agreement is made by the Grantors for the benefit of the Secured Parties to secure:
(a) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest, fees and other amounts that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Issuer or any Subsidiary thereof at the rate provided for in the respective documentation, whether or not a claim for post-petition interest, fees and other amounts is allowed in any such proceeding), fees, costs and indemnities) of the Issuer and the Guarantors owing to the Secured Parties, whether now existing or hereafter incurred under, arising out of, or in connection with, each Note Document to which the Issuer and/or the Guarantors are a party and the due performance and compliance by the Issuer and the Guarantors with all of the terms, conditions and agreements contained in each such Note Document;
(b) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of any Additional Obligations;
(c) any and all sums advanced by the Agent in order to preserve the Notes Collateral or preserve its Security Interest in the Notes Collateral;
(d) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Issuer or the Guarantors referred to in clauses (a) and (b) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Notes Collateral, or of any exercise by the Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and
(e) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 20 of this Agreement.
All such obligations, liabilities, indebtedness, sums and expenses set forth in clauses (a) through (e) of this Section 2 herein are collectively called the "Secured Obligations."

3. Grant of Security.  Each Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of the Secured Parties, to secure the Obligations, a continuing security interest (hereinafter referred to as the "Security Interest") in all of such Grantor's right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the "Notes Collateral"):
(a) Securities Collateral;
(b) all Books evidencing, relating to, or referring to any of the foregoing (excluding Books evidencing, relating to, or referring to the collateral securing Indebtedness incurred under the North American Revolving Credit Agreement); and
(c) all of the proceeds (as such term is defined in the UCC) and products, whether tangible or intangible, of any of the foregoing (the "Proceeds").
4. Security for Secured Obligations.  The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to any Secured Party, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in a Insolvency or Liquidation Proceeding involving any Grantor due to the existence of such Insolvency or Liquidation Proceeding.
5. Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Notes Collateral to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Notes Collateral, and (c) none of the Secured Parties shall have any obligation or liability under such contracts and agreements included in the Notes Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Indenture or any other Security Document, Grantors shall have the right to enjoyment of the Notes Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the other Notes Documents.
6. Representations and Warranties.  In order to induce Agent to enter into this Agreement for the benefit of the Secured Parties, each Grantor makes the following representations and warranties to the Secured Parties which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Issue Date, and such representations and warranties shall survive the execution and delivery of this Agreement:

(a) The name (within the meaning of Section 9-503 of the UCC) and jurisdiction of organization of each Grantor is set forth on Schedule 1 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Notes Documents and the Additional Notes Priority Debt Documents).
(b) The chief executive office of each Grantor is located at the address indicated on Schedule 1 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Notes Documents and the Additional Notes Priority Debt Documents).
(c) Each Grantor's tax identification numbers and organizational identification numbers, if any, are identified on Schedule 1 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Notes Documents and the Additional Notes Priority Debt Documents).
(d) This Agreement creates a valid security interest in the Notes Collateral of each Grantor, to the extent a security interest therein can be created under the UCC, securing the payment of the Secured Obligations.  Except to the extent a security interest in the Notes Collateral cannot be perfected by the filing of a financing statement under the UCC, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Agent, as secured party, in the jurisdictions listed next to such Grantor's name on Schedule 2.  Upon the making of such filings and the taking of such actions, Agent shall have a first priority perfected security interest (subject only to Permitted Liens) in the Notes Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement and the taking of such actions.  All action by any Grantor necessary to protect and perfect such security interest on each item of Notes Collateral has been duly taken.
(e) No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any governmental authority or any other Person is required for the grant of a Security Interest by such Grantor in and to the Notes Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor.
(f) Each Grantor represents and warrants that all of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable to the extent applicable.  There is no amount or other obligation owing by any Grantor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Grantor's status as a partner or a member of any issuer of the Pledged Securities.
(g) Each Grantor is, and as to all Notes Collateral acquired by it from time to time after the date hereof such Grantor will be, the owner of all Notes Collateral free of any Lien or other right, title or interest of any Person (other than Permitted Liens), and each Grantor shall defend the Notes Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Agent.

(h) As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Notes Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the termination of this Agreement has not occurred pursuant to Section 23(a) of this Agreement, each Grantor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Notes Collateral, except financing statements filed or to be filed in respect of and covering the Security Interests granted hereby by such Grantor or in connection with Permitted Liens.
(i)	As of the date hereof, Schedule 3 lists all Pledged Securities of Grantors.
7. Delivery of Securities Collateral; Perfection of Uncertificated Securities Collateral.
(a) Each Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Agent for the benefit of the Secured Parties has a perfected first priority security interest therein.  Each Grantor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Grantor after the date hereof shall promptly (but in any event within five days after receipt thereof by such Grantor) be delivered to and held by or on behalf of the Agent pursuant hereto.  All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent.  The Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the Security Interest hereunder.  In addition, upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.
(b) Each Grantor represents and warrants that the Agent has a perfected first priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof.  Each Grantor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Grantor shall promptly, to the extent permitted by applicable law, (i) cause the issuer to execute and deliver to the Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Annex 3 hereto or such other form that is reasonably satisfactory to the Agent, (ii) if necessary or desirable to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Agent the right to transfer such Pledged Securities under the terms hereof, (iii) upon reasonable request by the Agent, provide to the Agent an opinion of counsel, in form and substance reasonably satisfactory to the Agent, confirming such pledge and perfection thereof, and (iv) after the occurrence and during the continuance of an Event of Default, upon request by the Agent, (A) cause the Organizational Documents of each such issuer that is a Subsidiary of a Grantor to be amended to provide that such Pledged Securities shall be treated as "securities" for purposes of Article 8 of the UCC and (B) cause such Pledged Securities to become certificated and delivered to the Agent in accordance with the provisions of Section 9(a).

8. Covenants.  Each Grantor, jointly and severally, covenants and agrees with Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 23:
(a) [Reserved];
(b) Transfers and Other Liens.  Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Notes Collateral, except as expressly permitted by the Indenture and each Additional Notes Priority Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Notes Collateral of any Grantor, except for Permitted Liens.  The inclusion of Proceeds in the Notes Collateral shall not be deemed to constitute Agent's consent to any sale or other disposition of any of the Notes Collateral except as expressly permitted in this Agreement, and each Additional Notes Priority Agreement;
(c) Name, Etc.  No Grantor will change its name, organizational identification number, jurisdiction of organization or organizational identity; provided, that Grantor may change its name upon at least five (5) Business Days prior written notice to Agent of such change.  The Grantors shall, within the applicable statutory periods, make all filings under the Uniform Commercial Code of any applicable jurisdiction or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Notes Collateral and take all actions necessary to ensure that the Liens created under the Security Documents continue to be valid and perfected at all times following such change to the same extent as they were valid and perfected immediately prior to such change.
9. Securities Collateral Provisions.
(a) Pledge of Additional Securities Collateral.  Each Grantor shall, upon obtaining any Securities Collateral of any person, accept the same in trust for the benefit of the Agent and promptly (but in any event within five (5) days after receipt thereof) deliver to the Agent a pledge amendment, duly executed by such Grantor, in the form attached as Annex 4 (each a, "Pledge Amendment"), and the certificates and other documents required under Section 7(a) and Section 7(b) hereof in respect of the additional Securities Collateral which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Securities Collateral.  Each Grantor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all Securities Collateral listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder be considered Notes Collateral.

(b) Voting Rights; Distributions; etc.
(i)  So long as no Event of Default shall have occurred and be continuing:
(A)
Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Indenture or any other document evidencing the Secured Obligations; provided, however, that no Grantor shall in any event exercise such rights in any manner which could reasonably be expected to have a Material Adverse Effect.

(B)
Each Grantor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Indenture and each Additional Notes Priority Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of any Securities Collateral shall be forthwith delivered to the Agent to hold as Notes Collateral and shall, if received by any Grantor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Grantor and be promptly (but in any event within five days after receipt thereof) delivered to the Agent as Notes Collateral in the same form as so received (with any necessary endorsement).

(ii)  So long as no Event of Default shall have occurred and be continuing, the Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor and at the sole cost and expense of the Grantors, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 9(b)(i)(A) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 9(b)(i)(B) hereof.
(iii)  Upon the occurrence and during the continuance of any Event of Default:
(A)
All rights of each Grantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 9(b)(i)(A) hereof shall immediately cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights, acting at the direction of the Trustee.

(B)
All rights of each Grantor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 9(b)(i)(B) hereof shall immediately cease and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to receive and hold as Notes Collateral such Distributions.

(iv)  Each Grantor shall, at its sole cost and expense, from time to time execute and deliver to the Agent appropriate instruments as the Agent may request in order to permit the Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 9(b)(iii)(A) hereof and to receive all Distributions which it may be entitled to receive under Section 9(b)(iii)(B) hereof.

(v)  All Distributions which are received by any Grantor contrary to the provisions of Section 9(b)(i)(B) hereof shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and shall immediately be paid over to the Agent as Notes Collateral in the same form as so received (with any necessary endorsement).
(c) Defaults, etc.  Each Grantor hereby represents and warrants that (i) such Grantor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Grantor is a party relating to the Pledged Securities pledged by it, and such Grantor is not in violation of any other provisions of any such agreement to which such Grantor is a party, or otherwise in default or violation thereunder, (ii) no Securities Collateral pledged by such Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any person with respect thereto, and (iii) as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates representing such Pledged Securities that have been delivered to the Agent) which evidence any Pledged Securities of such Grantor.
(d) Certain Agreements of Grantors As Issuers and Holders of Capital Stock.
(i)  In the case of each Grantor which is an issuer of Securities Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.
(ii)  In the case of each Grantor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Grantor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Agent or its nominee and to the substitution of the Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.
10. [Reserved].
11. Further Assurances.
(a) Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or that the Agent may reasonably request, in order to perfect and protect the Security Interest granted hereby, to create, perfect or protect the Security Interest purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Notes Collateral.

(b) Each Grantor authorizes the filing by Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Agent such other instruments or notices, as Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby; provided that the Agent shall have no obligation to make such filings. Notwithstanding the foregoing, each Grantor shall be responsible for filing all financing or continuation statements, or amendments thereto in order, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.
(c) Each Grantor authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Notes Collateral by any description which reasonably approximates the description contained in this Agreement, (ii) describing the Notes Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance; provided that the Agent shall have no obligation to make such filings.  Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by Agent in any jurisdiction. Notwithstanding the foregoing, each Grantor shall be responsible for filing all of the financing and amendment referred to in (i) , (ii) or (iii) in this paragraph (c).
(d) Each Grantor acknowledges that it is not authorized to file any termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the UCC.
12. Agent's Right to Perform Contracts, Exercise Rights, etc.  Upon the occurrence and during the continuance of an Event of Default and in connection with the enforcement of Agent's rights hereunder, Agent (or its designee) (a) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, and (b) shall have the right to request that any Capital Stock that is pledged hereunder be registered in the name of Agent or any of its nominees.
13. Agent Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing, to take any action and to execute any instrument which Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:
(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with any Notes Collateral of such Grantor;
(b) to receive, indorse, and collect any drafts or other instruments or documents that constitute Notes Collateral; and
(c) to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Notes Collateral of such Grantor or otherwise to enforce the rights of Agent with respect to any of the Notes Collateral.

To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated. The Grantors hereby acknowledge and agree that the Agent shall have no fiduciary duties to any Grantor in acting pursuant to this power-of-attorney and each Grantor hereby waives any claims or rights of a beneficiary of a fiduciary relationship hereunder.
14. Agent May Perform.  If any Grantor fails to perform any agreement contained herein after written notice from Agent and a reasonable opportunity to cure as reasonably determined by the Agent, Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors.
15. Agent's Duties.  The powers conferred on Agent hereunder are solely to protect Agent's interest in the Notes Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon Agent to exercise any such powers.  Except for the safe custody of any Notes Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Notes Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Notes Collateral.  Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Notes Collateral in its actual possession if such Notes Collateral is accorded treatment substantially equal to that which Agent accords its own property.
16.
(a) Filings. The Agent shall not be responsible for and makes no representation as to the existence, genuineness, value or protection of any Notes Collateral, for the legality, effectiveness or sufficiency of the Notes Documents, or for the creation, perfection, priority, sufficiency or protection of any liens securing the Secured Obligations.

For the avoidance of doubt, nothing herein shall require the Agent to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Notes Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Notes Document) and such responsibility shall be solely that of the Grantors.
(b) Force Majeure.  Agent  shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).
(c) No implied duties. The duties, responsibilities and obligations of the Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied against the Agent.

(d) No Risk of Funds.  Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or under any other Notes Document.
(e) USA Patriot Act.  In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States ("Applicable Law"), the Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Agent. Accordingly, each of the parties agree to provide to the Agent, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Agent to comply with Applicable Law.
(f) No discretion. Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the  Agent  or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Agent, it is understood that in all cases the Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such written instruction, advice or concurrence of the Secured Parties.  Upon receipt of such written instruction, advice or concurrence from the Secured Parties, the Agent shall take such discretionary actions in accordance with such written instruction, advice or concurrence.  This provision is intended solely for the benefit of the Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.
(g) No knowledge of Default. The Agent shall not be deemed to have notice of any  Default or Event of Default unless a Responsible Officer has actual knowledge thereof. "Responsible Officer," when used with respect to the Agent, means any officer of the Agent with direct responsibility for the administration of this Agreement.
(h) Special, Consequential and Indirect Damages.  In no event shall the Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i) Refusal to act. The Agent may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in performing such duty or exercising such right or power.
(j) Consult with counsel. The Agent may consult with legal counsel of its own choosing, at the expense of the Grantors, as to any matter relating to this Agreement, and the Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

(k) Agents. Agent may employ agents or attorneys to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Agent and shall not be responsible for the misconduct or negligence of any such agent appointed with due care.
(l) Exculpation. Neither the Agent nor any of his employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from his or such person's own gross negligence or willful misconduct)
(m) Compensation. Each Grantor agrees to pay to the Agent fees and expenses, including, including the reasonable fees and expenses of counsel, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Notes Collateral, or (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Agent under this Agreement
(n) Resignation.  Subject to effectiveness of resignation as provided below, the Agent may resign at any time by giving at least 30 days' prior written notice to each Grantor, provided that (i) such resignation will not be effective until a successor Agent has been appointed and (ii) the Grantors shall pay all fees and expenses then due and owing to the resigning Agent prior to the effectiveness of its resignation.  Upon any resignation, the Grantors will have the right to appoint a successor Agent.  If no successor Agent has been appointed and has accepted its appointment within 30 days after notice of the resignation of the resigning Agent, the resigning Agent may at the expense of the Grantors  petition a court of competent jurisdiction for the appointment of a successor Agent. Upon the acceptance of its appointment as Agent, the successor Agent will succeed to and be vested with all the rights, powers, privileges and duties of the resigning Agent, and the resigning Agent will be discharged from its duties and obligations under this Agreement.  After any resigning Agent's resignation, the provisions of this section will (x) inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent and (y) survive with respect to any indemnification claim it may have relating to this Agreement, notwithstanding such resignation or removal or termination of this Agreement.  Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust or agency business of the Agent, shall be the successor of the Agent hereunder; provided that such corporation shall be otherwise eligible under this Article to act as a successor Agent, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In the event that the Agent is required to acquire title to an asset, or take any managerial action of any kind in regard thereto, in order to perform any obligation under any security document, which in the Agent's sole determination may cause the Agent to incur potential liability under any environmental law, the Agent reserves the right, instead of taking such action, to resign as the Agent.

17. Remedies.  Upon the occurrence and during the continuance of an Event of Default:
(a) Agent may, from time to time exercise in respect of the Notes Collateral, in addition to other rights and remedies provided for herein, in the other Notes Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the UCC or any other applicable law.  Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC or any other applicable law) may take immediate possession of all or any portion of the Notes Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Agent forthwith, assemble all or part of the Notes Collateral as directed by Agent and make it available to Agent at one or more locations designated by the Agent, and (ii) without notice except as specified below, sell the Notes Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent's offices or elsewhere, for cash, on credit, and upon such other terms as Agent may deem commercially reasonable.  Each Grantor agrees that, to the extent notification of sale shall be required by law, at least ten (10) days notification by mail to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notification shall constitute a reasonable "authenticated notification of disposition" within the meaning of Section 9-611 of the UCC.  Agent shall not be obligated to make any sale of Notes Collateral regardless of notification of sale having been given.  Agent may adjourn any public sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Agent shall not be liable for the value received from the sale or disposition of the Notes Collateral, including and not limited to a value below the market value of the Notes Collateral, at the time of such sale or disposition of the Notes Collateral pursuant to this section.  Each Grantor to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and licensors, waives and releases all rights to demand or to have any marshaling of the Notes Collateral upon any sale, whether made under any power of sale granted herein or in any security document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any security document and consents and agrees that all the Notes Collateral may at any such sale be offered and sold as an entirety.  Each Grantor agrees that (A) the internet shall constitute a "place" for purposes of Section 9-610(b) of the UCC and (B) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least ten (10) days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611(b) of the UCC.
(b) All cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Notes Collateral shall be applied against the Secured Obligations in the order set forth in Section 28 below.  In the event the proceeds of Notes Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(c) Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Agent shall have the right to an immediate writ of possession without notice of a hearing.  Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Agent.
(d) Agent may exercise any of the remedies hereunder at the direction of the holders of a majority in the aggregate principal amount of the obligations under the Notes and any future Permitted Additional Notes Priority Debt.  If the Agent has asked the Holders of the Notes and the holders of Permitted Additional Notes Priority Debt for instruction and they have not yet responded to such request, the Agent will be authorized to take, but will not be required to take, and will in no event have any liability for taking, any delay in taking or the failure to take, such actions with regard to a default or event of default which the Agent, in good faith, believes to be reasonably required to promote and protect the interests of the Holders of the Notes and the holders of Permitted Additional Notes Priority Debt and to preserve the value of the Notes Collateral; provided that once instructions from the holders of a majority in the aggregate principal amount of the obligations under the Notes and any future Permitted Additional Notes Priority Debt have been received by the Agent, the actions of the Agent will be governed thereby and the Agent will not take any further action which would be contrary thereto.  Any action taken or not taken without the vote of any Holder of the Notes or holder of Permitted Additional Notes Priority Debt will nevertheless be binding on such holder.
18. Remedies Cumulative.  Each right, power, and remedy of Agent or any other Secured Party as provided for in this Agreement, the other Notes Documents or the Additional Notes Priority Debt Documents now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement, the other Notes Documents or the Additional Notes Priority Debt Documents now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Agent or any other Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Agent or such other Secured Party of any or all such other rights, powers, or remedies.
19. Marshaling.  Agent shall not be required to marshal any present or future collateral security (including but not limited to the Notes Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

20. Indemnity and Expenses.
(a) Each Grantor agrees to indemnify Agent and the other Secured Parties and their respective successors, assigns, officers, directors, employees and agents (individually an "Indemnitee" and collectively, the "Indemnitees") from and against all claims, lawsuits and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement (including enforcement of this Agreement), any other Security Document to which such Grantor is a party, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction.  This provision shall survive the resignation or removal of the Agent, termination of this Agreement, the Indenture and any Additional Notes Priority Agreement and the repayment of the Secured Obligations.
(b) Each Grantor, jointly and severally, agrees to reimburse each Indemnitee for all reasonable costs, expenses and disbursements, including reasonable attorneys' fees and expenses, growing out of or resulting from this Agreement (including enforcement of this Agreement), any other Security Document or to which such Grantor is a party, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction.
21. Merger, Amendments; Etc.  THIS AGREEMENT, TOGETHER WITH THE OTHER NOTES DOCUMENTS AND THE ADDITIONAL NOTES PRIORITY DEBT DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.  No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given subject to any consent required pursuant to the Indenture and any Additional Notes Priority Agreement.  No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Agent and each Grantor to which such amendment applies subject to any consent required pursuant to the Indenture and any Additional Notes Priority Agreement.
22. Addresses for Notices.  All notices and other communications provided for hereunder shall be given in the form and manner and delivered (i) as to the Agent, at its address specified in the Indenture, (ii) as to any Additional Notes Priority Agent, at its address specified in the applicable Additional Notes Priority Joinder Agreement, (iii) as to any of the Grantors, at their respective addresses specified in the Indenture and (iv) as to any party, at such other address as shall be designated by such party in a written notice to the other party.

23. Continuing Security Interest; Assignments; Termination; Release.
(a) This Agreement shall create a continuing security interest in the Notes Collateral and shall (i) remain in full force and effect until the Secured Obligations have been paid in full in accordance with the provisions of the Indenture and any existing Additional Notes Priority Agreement, (ii) be binding upon each Grantor, and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, Agent and the other Secured Parties and each of their successors, transferees and assigns.  Without limiting the generality of the foregoing clause (iii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture and each Additional Notes Priority Agreement, as applicable.  Upon payment in full of the Secured Obligations all rights to the Notes Collateral shall revert to Grantors or any other Person entitled thereto.  At such time, upon a Grantor's request and at such Grantor's sole cost and expense, Agent will authorize the filing of appropriate termination statements to terminate such Security Interest.  No transfer or renewal, extension, assignment, or termination of this Agreement or of the Indenture, any other Notes Document or any Additional Notes Priority Debt Document, or any other instrument or document executed and delivered by any Grantor to Agent, nor the taking of further security, nor the retaking or re-delivery of the Notes Collateral to Grantors, or any of them, by Agent, nor any other act of the Secured Parties, or any of them, shall release any Grantor from any obligation, except a release or discharge executed in writing by Agent in accordance with the provisions of this Agreement.  Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Agent and then only to the extent therein set forth.  A waiver by Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Agent would otherwise have had on any other occasion.
(b) The Liens securing the Secured Obligations under the Notes and the Indenture will be released, in whole or in part, as provided in Section 12.03 of the Indenture.  The Liens securing Additional Obligations of any series will be released, in whole or in part, as provided in the Additional Notes Priority Agreement governing such obligations.
(c) [Reserved].
(d) At any time that any Grantor desires that Notes Collateral be released as provided in the foregoing Section 23(a) or (b), it shall deliver to the Agent a certificate signed by an authorized officer of such Grantor stating that the release of the respective Notes Collateral is permitted pursuant to Section 23(a) or (b) hereof.
(e) [Reserved].
(f) Each Grantor agrees that, if any payment made by any Grantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set, aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Notes Collateral are required to be returned by Agent or any Secured Party to such Grantor, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Notes Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made.  If, prior to any of the foregoing, any Lien or other Notes Collateral securing such Grantor's liability hereunder shall have been released or terminated by virtue of the foregoing clauses (a) or (b), such Lien and/or other Notes Collateral shall be automatically reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Notes Collateral securing such obligation or the amount of such payment.

24. Survival.  All representations and warranties made by the Grantors in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement, the other Notes Documents and any Additional Notes Priority Debt Documents, regardless of any investigation made by any such other party or on its behalf.
25. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.
(a) THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, BOROUGH OF MANHATTAN; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY NOTES COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH NOTES COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH GRANTOR AND AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 25(b).
(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH GRANTOR AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A "CLAIM").  EACH GRANTOR AND AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d) EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(e) NO CLAIM MAY BE MADE BY ANY GRANTOR AGAINST THE AGENT OR ANY OTHER LENDER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH, AND EACH GRANTOR HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
26. Additional Grantors.  It is understood and agreed that if any Subsidiary of Parent which is not an original party to this Agreement is required to become a Grantor hereunder pursuant to Section 4.11 of the Indenture or any other Additional Notes Priority Agreement, such Subsidiary shall become a Grantor hereunder by (x) executing a joinder agreement substantially in the form of Annex 1 and delivering the same to the Agent, (y) delivering supplements to Schedules 1 and 2 hereto as are necessary to cause such schedules to be complete and accurate with respect to such additional Grantor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Grantor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Agent and with all documents and actions necessary and desirable to perfect or maintain the perfection of the security interest in the Notes Collateral granted hereby. Upon the execution and delivery of Annex 1 by any such new Subsidiary, such Subsidiary shall become a Guarantor and Grantor hereunder with the same force and effect as if originally named as a Guarantor and Grantor herein.  The execution and delivery of any instrument adding an additional Guarantor or Grantor as a party to this Agreement shall not require the consent of any Guarantor or Grantor hereunder.  The rights and obligations of each Guarantor and Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor or Grantor hereunder.

27. Agent.  Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Agent" shall be a reference to Agent, for the benefit of the Secured Parties.
28. Application of Proceeds.
(a) The proceeds received by the Agent in respect of any sale of, collection from or other realization upon all or any part of the Notes Collateral pursuant to the exercise by the Agent of its remedies shall be applied, together with any other sums then held by the Agent pursuant to this Agreement or any other Security Document, against the Secured Obligations as follows:
(i)
first, to pay incurred and unpaid out-of-pocket fees, costs and expenses, (including reasonable expenses of counsel), penalties of and/or indemnification owed to the Agent and the Trustee under this Agreement, the Indenture or any other Notes Document;

(ii)
second, to the extent proceeds remain after the application pursuant to the preceding clause, pro rata (based on the respective amounts of Secured Obligations described in subclauses (x) and (y) below) to (x) the Trustee, based on the amount of Secured Obligations then outstanding under the Indenture and the Notes, for application as provided in the Indenture and (y) each Additional Notes Priority Agent based on the amount of Secured Obligations then outstanding under the Additional Notes Priority Agreement pursuant to which it is acting as such, for application as provided in such Additional Notes Priority Agreement; and

(iii)
third, any balance remaining after the Secured Obligations then due and owing shall have been paid in full shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive the same, provided that if the Agent decides, in its sole discretion, that it cannot determine who is entitled to receive said proceeds, it may file a motion, with any court of competent jurisdiction, to interplead such proceeds, such proceeds to be reduced by the fees, costs and expenses of the Agent attributable to such motion.

(b) The Agent shall apply the cash proceeds of any action taken by it pursuant to Section 17, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Notes Collateral or in any way relating to the Notes Collateral or the rights of the Agent and the Trustee, including reasonable attorneys' fees and disbursements, to the payment of the Secured Obligations on a pro rata basis, and only after such application and after the payment by the Agent of any other amount required by law, need the Agent account for the surplus, if any, to any Grantor.
(c) All payments required to be made hereunder to any Secured Party shall be made to the Agent for the account of the Secured Party.

(d) For purposes of applying payments received in accordance with this Section 28, the Agent shall be entitled to rely upon (i) the Trustee with respect to the Secured Obligations under the Notes and the Indenture and (ii) each Additional Notes Priority Agent with respect to applicable Additional Obligations for a determination (which the Trustee and each Additional Notes Priority Agent agree (or shall agree) to provide upon request of the Agent and which shall be in writing) of the outstanding Secured Obligations owed to the Secured Parties.
(e) It is understood and agreed that the Issuer shall remain liable with respect to its Secured Obligations to the extent of any deficiency between the amount of the proceeds of the Notes Collateral pledged by it hereunder and the aggregate amount of such Secured Obligations. If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 28.
(f) In the event of any determination by a court of competent jurisdiction with respect to any series of Permitted Additional Notes Priority Debt that (i) such series of Permitted Additional Notes Priority Debt is unenforceable under applicable law or are subordinated to any other obligations (other than the Notes or another series of Permitted Additional Notes Priority Debt), (ii) such series of Permitted Additional Notes Priority Debt does not have an enforceable security interest in any of the Notes Collateral and/or (iii) any intervening security interest exists securing any other obligations (other than the Notes or other series of Permitted Additional Notes Priority Debt) on a basis ranking prior to the security interest of such series of Permitted Additional Notes Priority Debt but junior to the security interest of the Notes or other series of Permitted Additional Notes Priority Debt (any such condition referred to in the foregoing clauses (i), (ii) or (iii) with respect to any series of Permitted Additional Notes Priority Debt, an "Impairment" of such series of Permitted Additional Notes Priority Debt), the results of such Impairment shall be borne solely by the holders of such series of Permitted Additional Notes Priority Debt, and the rights of the holders of such series of Permitted Additional Notes Priority Debt (including, without limitation, the right to receive distributions in respect of such series of Permitted Additional Notes Priority Debt) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of such series of Permitted Additional Notes Priority Debt subject to such Impairment. Notwithstanding the foregoing, with respect to any Notes Collateral for which a third party (other than a holder of the Notes or series of Permitted Additional Notes Priority Debt) has a lien or security interest that is junior in priority to the security interest of the holders of the Notes or any series of Permitted Additional Notes Priority Debt but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of the holder of any other series of Permitted Additional Notes Priority Debt (such third party, an "Intervening Creditor"), the value of any Notes Collateral or proceeds which are allocated by such court to such Intervening Creditor shall be deducted on a ratable basis (in the event of a dispute, in accordance with a final non-appealable order of a court of competent jurisdiction) solely from the Notes Collateral or proceeds to be distributed in respect of the series of Permitted Additional Notes Priority Debt with respect to which such Impairment exists.

29. Additional Obligations.  So long as permitted by the Indenture and each other Additional Notes Priority Agreement then in effect, the Issuer may from time to time designate Permitted Additional Notes Priority Debt and all obligations under the documents governing such Permitted Additional Notes Priority Debt (including all interest, fees and other amounts that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of Parent or any Subsidiary thereof at the rate provided for in the respective documentation, whether or not a claim for post-petition interest, fees and other amounts is allowed in any such proceeding), as additional Secured Obligations ("Additional Obligations") by delivering to the Agent, the Trustee and each Additional Notes Priority Agent (a) a certificate signed by an Officer of the Issuer (i) identifying the aggregate principal amount or face amount thereof, (ii) representing that the incurrence of such Indebtedness under the Additional Notes Priority Agreement is permitted to be incurred and so secured by the Notes Collateral by the Notes Documents and the Additional Notes Priority Debt Documents such designation of such obligations as an Additional Obligation complies with the terms of the Notes Documents and the Additional Notes Priority Debt Documents as in effect at the time, (iii) specifying the name and address of the Additional Notes Priority Agent for such class of obligations and (iv) stating that the Grantors have complied with their obligations under this Agreement; and (b) (other than in the case of Additional Notes) a fully executed Additional Notes Priority Joinder Agreement (in the form attached as Annex 2).
30. Miscellaneous.
(a) This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.
(b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
(c) Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
(d) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any of the Secured Parties or any Grantor, whether under any rule of construction or otherwise.  This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.
GRANTORS:	KRONOS WORLDWIDE, INC.
By: /s/ Gregory M. Swalwell
Name:Gregory M. Swalwell
Title:  Executive Vice President and
Chief Financial Officer
KRONOS INTERNATIONAL, INC.
By: /s/ Gregory M. Swalwell
Name:Gregory M. Swalwell
Title:  Executive Vice President and
Chief Financial Officer
KRONOS LOUISIANA, INC.
By: /s/ Gregory M. Swalwell
Name:Gregory M. Swalwell
Title:  Executive Vice President and
Chief Financial Officer
KRONOS (US), INC.
By: /s/ Gregory M. Swalwell
Name:Gregory M. Swalwell
Title:  Executive Vice President and
Chief Financial Officer

AGENT:	DEUTSCHE BANK TRUST COMPANY AMERICAS

By: DEUTSCHE BANK NATIONAL TRUST COMPANY
By: /s/ Jacqueline Bartnick
Name:Jacqueline Bartnick
Title:  Director
By: /s/ Robert S. Peschler
Name:Robert S. Peschler
Title:  Vice President

SCHEDULE 1
NAME; CHIEF EXECUTIVE OFFICE; TAX IDENTIFICATION NUMBERS AND
 ORGANIZATIONAL NUMBERS
Legal Name[1]	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number	Jurisdiction of Formation
Kronos International, Inc.	Yes			Delaware[2]
Kronos Louisiana, Inc.	Yes			Delaware
Kronos (Us), Inc.	Yes			Delaware
Kronos Worldwide, Inc.	Yes			Delaware
1  The business address for the chief executive office for each of Kronos International, Inc., Kronos Louisiana, Inc., Kronos (US), Inc. and Kronos Worldwide, Inc. is 5430 LBJ Freeway, Suite 1700, Dallas, Texas, 75240.
2  Kronos International, Inc. is also registered in the commercial register in the local court in Cologne, North Rhine-Westphalia, Federal Republic of Germany.

SCHEDULE 2
LIST OF UNIFORM COMMERCIAL UCC FILING JURISDICTIONS
Grantor	Jurisdictions
Kronos International, Inc.	Delaware
Kronos Louisiana, Inc.	Delaware
Kronos (US), Inc.	Delaware
Kronos Worldwide, Inc.	Delaware

SCHEDULE 3
PLEDGED SECURITIES

ISSUER	Holder	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS PLEDGED	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER
Kronos International, Inc.	Kronos, Inc.	Capital Stock				100%
Kronos Louisiana, Inc.	Kronos Worldwide, Inc.	Common Stock				100%
Kronos (US), Inc.	Kronos Louisiana, Inc.	Common Stock				100%
Kronos Canada, Inc.	Kronos Worldwide, Inc.	Capital Stock				65%
Kronos Titan GmbH	Kronos International, Inc.	Capital Interests				65%
Kronos Denmark ApS	Kronos International, Inc.	Capital Stock				65%
Kronos Limited	Kronos International, Inc.	Capital Shares				65%
Societe Industrielle du Titane, S.A.	Kronos International, Inc.	Capital Interests				65%

ANNEX 1 TO PLEDGE AGREEMENT
 FORM OF JOINDER
Joinder No. ____ (this "Joinder"), dated as of             20___, to the Pledge Agreement, dated as of September 13, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the "Pledge Agreement"), by and among each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, "Grantors" and each, individually, a "Grantor") and DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, "Agent").
W I T N E S S E T H:
WHEREAS, the Grantors have entered into the Pledge Agreement in order to induce the Holders to purchase the Notes;
WHEREAS, initially capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement or, if not defined therein, in the Indenture, and this Joinder shall be subject to the rules of construction set forth in Section 1(b) of the Pledge Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis; and
WHEREAS, pursuant to Section 4.11 of the Indenture and Section 26 of the Pledge Agreement, certain Subsidiaries of Parent, must execute and deliver a joinder to the Pledge Agreement under certain circumstances, and the joinder to the Pledge Agreement by the undersigned new Grantor or Grantors (collectively, the "New Grantors") may be accomplished by the execution of this Joinder in favor of Agent, for the benefit of the Secured Parties.
NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Grantor hereby agrees as follows:
1. In accordance with Section 26 of the Pledge Agreement, each New Grantor, by its signature below, becomes a "Grantor" under the Pledge Agreement with the same force and effect as if originally named therein as a "Grantor" and each New Grantor hereby (a) agrees to all of the terms and provisions of the Pledge Agreement applicable to it as a "Grantor" thereunder and (b) represents and warrants that the representations and warranties made by it as a "Grantor" thereunder are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof.  In furtherance of the foregoing, each New Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest in and to all of such New Grantor's right, title and interest in and to the Notes Collateral.  Each reference to a "Grantor" in the Pledge Agreement shall be deemed to include each New Grantor.  The Pledge Agreement is incorporated herein by reference.
Annex 1 -1

2. Schedule 1, Name; Chief Executive Office; Tax Identification Numbers and Organizational Numbers, Schedule 2, "List of Uniform Commercial UCC Filing Jurisdictions" and Schedule 3, "Pledged Securities" attached hereto supplement Schedule 1, Schedule 2 and Schedule 3, respectively, to the Pledge Agreement and shall be deemed a part thereof for all purposes of the Pledge Agreement.
3. Each New Grantor authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments thereto (i) describing the Notes Collateral by any description which reasonably approximates the description contained in the Pledge Agreement or (ii) that contain any information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance.  Each New Grantor also hereby ratifies any and all financing statements or amendments previously filed by Agent in any jurisdiction in connection with Security Documents.
4. Each New Grantor represents and warrants to Agent and the other Secured Parties, that this Joinder has been duly executed and delivered by such New Grantor and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
5. This Joinder may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Joinder.  Delivery of an executed counterpart of this Joinder by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Joinder.  Any party delivering an executed counterpart of this Joinder by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Joinder but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Joinder.
6. The Pledge Agreement, as supplemented hereby, shall remain in full force and effect.
7. THIS JOINDER SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 25 THE PLEDGE AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]
Annex 1 -2

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to the Pledge Agreement to be executed and delivered as of the day and year first above written.
NEW GRANTORS:	[NAME OF NEW GRANTOR]
By:
Name:
Title:
AGENT:	DEUTSCHE BANK TRUST COMPANY AMERICAS
By:
Name:
Title:
By:
Name:
Title:

ANNEX 2 TO PLEDGE AGREEMENT
 FORM OF ADDITIONAL NOTES PRIORITY JOINDER AGREEMENT
The undersigned (the "Additional Notes Priority Agent") is the agent for Persons wishing to become additional "Secured Parties" (the "New Secured Parties") under the Pledge Agreement dated as of September 13, 2017 (as heretofore amended and/or supplemented, the "Pledge Agreement" (terms used without definition herein have the meanings assigned to such term by the Pledge Agreement)), by and among each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, "Grantors" and each, individually, a "Grantor") and DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, "Agent").
In consideration of the foregoing, the undersigned hereby:
(i) represents that the Additional Notes Priority Agent has been authorized by the New Secured Parties to become a party to the Pledge Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the obligations under such Additional Notes Priority Agreement, the "Additional Obligations") and to act as the Additional Notes Priority Agent for the New Secured Parties;
(ii) acknowledges that the Additional Notes Priority Agent and New Secured Parties have received a copy of the Pledge Agreement;
(iii) irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Pledge Agreement as are delegated to the Pledgee by the terms thereof, together with all such powers as are reasonably incidental thereto; and
(iv) accepts and acknowledges the terms of the Pledge Agreement applicable to it and the New Secured Parties and agrees to serve as Additional Notes Priority Agent for the New Secured Parties with respect to the Additional Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms hereof applicable to holders of Additional Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the effective date of the Pledge Agreement.
The name and address of the representative for purposes of Section 29 of the Pledge Agreement are as follows:
[name and address of Additional Notes Priority Agent]

IN WITNESS WHEREOF, the undersigned has caused this Additional Notes Priority Joinder Agreement to be duly executed by its authorized officer as of the     day      of 20  .

[NAME OF ADDITIONAL NOTES PRIORITY AGENT],

By:	Name: Title:
ACCEPTED AND AGREED TO:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
 in its capacity as Agent

By:	Name: Title:

ANNEX 3 TO PLEDGE AGREEMENT
[Form of]
ISSUER'S ACKNOWLEDGMENT
The undersigned hereby (i) acknowledges receipt of the Pledge Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Agreement;" capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement), dated as of September 13, 2017, made by and among each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, "Grantors" and each, individually, a "Grantor") and DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, "Agent"), (ii) agrees promptly to note on its books the security interests granted to the Agent and confirmed under the Agreement, (iii) agrees that it will comply with instructions of the Agent with respect to the applicable Securities Collateral (including all Capital Stock of the undersigned) without further consent by the applicable Grantor, (iv) agrees to notify the Agent upon obtaining knowledge of any interest in favor of any person in the applicable Securities Collateral that is adverse to the interest of the Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Agent or its nominee or the exercise of voting rights by the Agent or its nominee.
[                                      ]
By:
Name:
Title:

ANNEX 4 TO PLEDGE AGREEMENT
[Form of]

 PLEDGE AMENDMENT
This Pledge Amendment, dated as of [                    ], is delivered pursuant to Section 9(a) of the Pledge Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Pledge Agreement;" capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of September 13, 2017, by and among each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, "Grantors" and each, individually, a "Grantor") and DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, "Agent").  The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement and that the Pledged Securities listed on this Pledge Amendment shall be deemed to be and shall become part of the Notes Collateral and shall secure all Secured Obligations.
PLEDGED SECURITIES
ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

[                                                                        ],
as Grantor
By:	Name: Title:
AGREED TO AND ACCEPTED:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Agent
By:	Name: Title: